Exhibit 99.1

Enliven Therapeutics and Imara Announce Merger Agreement

•	Merger to create Nasdaq-listed, clinical-stage biopharmaceutical company focused on advancing Enliven’s portfolio of precision oncology programs

•	Combined company is expected to have a cash balance of approximately $300 million at close, which is expected to provide cash runway through multiple clinical milestones and into early 2026

•

Planned concurrent financing of approximately $165 million co-led by new investors Fairmount and Venrock Healthcare Capital Partners, with participation from additional new investors including Fidelity Management & Research Company, RA Capital Management, Frazier Life Sciences and Commodore Capital and support from all existing Enliven investors

•	Companies to host conference call today at 5:00 pm E.T.

Boulder, CO and Boston, MA – October 13, 2022 – Enliven Therapeutics, Inc. (Enliven), a clinical-stage precision oncology company focused on the discovery and development of next-generation small molecule kinase inhibitors, and Imara Inc. (Nasdaq: IMRA) (Imara) today announced that they have entered into a definitive merger agreement to combine the companies in an all-stock transaction. The combined company will focus on advancing Enliven’s pipeline of precision oncology product candidates. Enliven is advancing two parallel lead product candidates: ELVN-001, a highly selective small molecule BCR-ABL inhibitor designed to address the challenges that limit the efficacy, tolerability and convenience of currently available adenosine triphosphate (ATP)-competitive tyrosine kinase inhibitors (TKIs) in the treatment of chronic myeloid leukemia (CML), and ELVN-002, a potent, selective and irreversible HER2 and pan-HER2 mutant kinase inhibitor for the treatment of HER2 mutant lung cancer and other HER2-driven tumor types. Upon completion of the merger, which is subject to approval by Imara’s and Enliven’s stockholders, the combined company is expected to operate under the name Enliven Therapeutics, Inc. and trade on the Nasdaq Global Select Market under the ticker symbol ELVN.

In support of the merger, Enliven also intends to raise approximately $165 million in a concurrent private financing co-led by new investors Fairmount and Venrock Healthcare Capital Partners, with participation from additional new investors, which include Fidelity Management & Research Company, RA Capital Management, Frazier Life Sciences and Commodore Capital. All of Enliven’s existing investors will participate in the financing, including OrbiMed, 5AM Ventures, Surveyor Capital (a Citadel company), Cormorant Asset Management, Roche Venture Fund, Sheatree Capital, Boxer Capital, Logos Capital and Janus Henderson Investors. The financing was oversubscribed and new investor allocations account for over 60% of the total size of the financing, which is expected to close immediately prior to the completion of the merger.

With the cash expected from both companies at closing and the proceeds of the planned concurrent financing, the combined company is currently expected to have approximately $300 million of cash and cash equivalents at closing, after transaction expenses. The cash resources are expected to be used to advance Enliven’s pipeline through multiple clinical milestones and provide runway into early 2026. The merger and financing are expected to close in the first quarter of 2023, subject to stockholder approval of both companies, the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission (SEC) to register the shares of Imara common stock to be issued in connection with the merger, and the satisfaction of customary closing conditions.

“We are excited to announce this merger with Imara, which comes at a pivotal moment for Enliven. We recently initiated our Phase 1 clinical trial for ELVN-001, which is being evaluated in adults with CML, and expect to file our IND for ELVN-002 by the end of the year. We expect this transaction to provide Enliven with capital to fund us through multiple key milestones and allow us to explore the potential of our pipeline. We look forward to helping people with cancer to not only live longer, but live better,” said Sam Kintz, MBA, Enliven’s Co-founder and Chief Executive Officer.

“Following an extensive and thoughtful review of several strategic alternatives, it became clear that the proposed merger with Enliven was a compelling option for our stockholders,” said Rahul Ballal, Ph.D., President and Chief Executive Officer of Imara. “Enliven has a differentiated pipeline, an experienced team and we expect the combined company to be well financed by top-tier investors to execute on its clinical mission. We look forward to the company’s continued progress in the clinic.”

About Enliven’s Precision Oncology Portfolio

Enliven is a clinical-stage precision oncology company focused on the discovery and development of potentially best-in-class or first-in-class precision oncology therapies. Enliven’s programs are designed to address issues such as tolerability, combinability, resistance and disease escape through brain metastases. Enliven is advancing two parallel lead product candidates:

ELVN-001: Enliven’s most advanced candidate, ELVN-001, is a potent, highly selective, small molecule kinase inhibitor designed to specifically target the BCR-ABL gene fusion, the oncogenic driver for patients with CML. Although the approval of BCR-ABL TKIs has improved the life expectancy of patients with CML significantly, tolerability, safety, resistance and patient convenience concerns have become more prominent as patients can now expect to live on therapy for decades. These issues can result in the loss of molecular response and disease progression for many patients and drive approximately 20% of patients to switch therapy within the first year and approximately 40% to switch in the first 5 years. Enliven’s preclinical studies showed that ELVN-001 does not meaningfully interfere with the activity of kinases that we believe limit efficacy and tolerability of approved ATP-competitive TKIs. Additionally, given ELVN-001’s mechanism of action, it potentially represents a complementary option to allosteric BCR-ABL inhibitors, which may play an increasingly important role in the standard of care. ELVN-001 was also designed to be efficacious against the T315I mutation, the most common BCR-ABL mutation, which confers resistance to nearly all approved TKIs. Importantly, ELVN-001 was designed to be a more attractive option for patients with comorbidities, on concomitant medications or desiring more freedom from stringent administration requirements. ELVN-001 is currently being evaluated in a Phase 1 clinical trial in adults with CML. To learn more, please visit www.clinicaltrials.gov (NCT05304377).

ELVN-002: Enliven’s second product candidate, ELVN-002, is a potent, selective and irreversible HER2 inhibitor with activity against various HER2 mutations, including Exon 20 insertion mutations (E20IMs) in non-small cell lung cancer (NSCLC), for which there are currently no approved small molecule inhibitors. ELVN-002 is designed to inhibit HER2 and key mutations of HER2, while sparing wild-type EGFR and avoiding EGFR-related toxicities. Enliven believes that if ELVN-002 achieves this profile, it will be able to achieve an improved therapeutic index compared to current approved and investigational TKIs as well as provide a meaningful therapeutic option to patients with brain metastases, a key mechanism of resistance to current therapies in patients with NSCLC and other HER2 driven diseases. While the initial focus for this program is for HER2 mutant NSCLC, Enliven intends to seek to expand the opportunity to patients with other HER2 mutations as well as HER2 amplified tumors including breast, colorectal, and gastric cancers.

In addition to its two lead programs, Enliven is pursuing several additional research stage opportunities that align with its development approach. Enliven is in the process of screening and optimizing the chemistry for multiple programs and expects to make a product candidate nomination for its third program in the first half of 2023.

About the Proposed Merger

Under the terms of the merger agreement, Imara will issue to pre-merger Enliven stockholders shares of Imara common stock as merger consideration in exchange for the cancellation of shares of capital stock of Enliven and Enliven will become a wholly-owned subsidiary of Imara. Pre-merger Imara stockholders are expected to own approximately 16% of the combined company and pre-merger Enliven stockholders (including those purchasing Enliven shares in the private financing discussed above) are expected to own approximately 84% of the combined company. The percentage of the combined company that pre-merger Enliven stockholders and pre-merger Imara stockholders will own as of the close of the proposed transaction is subject to certain adjustments as described in the merger agreement, including the amount of Imara’s net cash at closing. Immediately prior to the closing of the proposed merger, pre-merger Imara stockholders will be issued contingent value rights representing the right to receive certain payments received by the combined company, if any, related to the previously announced pending sale of tovinontrine (IMR-687) or related to any potential sale or license of IMR-261.

Upon closing of the proposed transaction, Imara Inc. will be renamed Enliven Therapeutics, Inc. The combined company will be led by Sam Kintz, Co-founder and Chief Executive Officer of Enliven, and other members of the Enliven management team. The combined company’s board of directors will be comprised of all of the directors of Enliven’s board of directors and one director designated from Imara’s board of directors, who is expected to be Rahul Ballal, Imara’s President and Chief Executive Officer.

The merger agreement has been approved by the board of directors of each company and the proposed transaction is expected to close in the first quarter of 2023, subject to approvals by the stockholders of each company, the effectiveness of a registration statement to be filed with the SEC to register the shares of Imara common stock to be issued in connection with the merger, and other customary closing conditions.

Goldman Sachs & Co., LLC, Jefferies and Cowen are serving as financial advisors and placement agents to Enliven. Wilson Sonsini Goodrich & Rosati is serving as legal counsel to Enliven, and Cooley is serving as legal counsel to the placement agents. SVB Securities is serving as the exclusive financial advisor and WilmerHale is serving as legal counsel to Imara.

Conference Call Information

Enliven and Imara will host a conference call today, October 13, 2022, at 5:00 p.m. E.T., to discuss the proposed merger. The conference call may be accessed by dialing (800) 715-9871 (United States and Canada) or (646) 307-1963 (international) and asking to join the Enliven and Imara conference call (conference ID 3259480). A live webcast of the presentation will be available on the Events & Presentations section of Imara’s website at https://imaratx.com. A replay of the webcast will be archived on the Imara website following the presentation.

About Enliven Therapeutics

Enliven Therapeutics is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule inhibitors to help patients with cancer live not only longer, but better. Enliven aims to address existing and emerging unmet needs with a precision oncology approach that improves survival and enhances overall patient well-being. Enliven’s discovery process combines deep insights from clinically validated biological targets and differentiated chemistry to design potentially first-in-class or best-in-class therapies. Enliven is based in Boulder, Colorado.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (Securities Act)) concerning Enliven, Imara, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Imara and Enliven, as well as assumptions made by, and information currently available to, management of Imara and Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this communication include, but are not limited to, expectations regarding the proposed merger and financing transactions; the potential benefits and results of such transactions; the sufficiency of the combined company’s capital resources; the combined company’s cash runway; the expected timing of the closing of the proposed transactions; statements regarding the potential of, and expectations regarding, Enliven’s programs, including ELVN-001, ELVN-002 and its research stage opportunities; the expected timing of Enliven’s filing of an IND for ELVN-002; the expected timing to make a product candidate nomination for Enliven’s third program; statements by Imara’s President and Chief Executive Officer; and statements by Enliven’s Co-founder and Chief Executive Officer. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the limited operating history of each company; the significant net losses incurred since inception; the ability to raise additional capital to finance operations; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, Enliven’s product candidates; the outcome of preclinical testing and early clinical trials for Enliven’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; Enliven’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the ability to identify and pivot to other programs, product candidates, or indications that may be more profitable or successful than Enliven’s current product candidates; the substantial competition Enliven faces in discovering, developing, or commercializing products; the negative impacts of the COVID-19 pandemic on operations, including ongoing and planned clinical trials and ongoing and planned preclinical studies; the ability to attract, hire, and retain skilled executive officers and employees; the ability of Imara or Enliven to protect their respective intellectual property and proprietary technologies; reliance on third parties, contract manufacturers, and contract research organization; the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the proposed transactions from both Imara and Enliven’s stockholders or to complete the transactions in a timely manner or at all; uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of the parties to consummate the proposed transactions; risks related to Imara’s continued listing on the Nasdaq Stock Market until closing of the proposed transactions; risks related to Imara’s and Enliven’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement or the financing transaction; competitive responses to the proposed transactions; unexpected costs, charges or expenses resulting from the proposed transactions; the outcome of any legal proceedings that may be instituted against Imara, Enliven or any of their respective directors or officers related to the merger agreement, the financing transaction, or the proposed transactions contemplated thereby; the effect of the announcement or pendency of the transactions on Imara’s or Enliven’s business relationships, operating results and business generally; and legislative, regulatory, political and economic developments and general market conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Imara’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC as well as the registration statement on Form S-4 to be filed with the SEC by Imara. Imara and Enliven can give no assurance that the conditions to the proposed transactions will be satisfied. Except as required by applicable law, Imara and Enliven undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Imara and Enliven, Imara intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus of Imara and information statement of Enliven. IMARA AND ENLIVEN URGE INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IMARA, ENLIVEN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Imara with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Imara with the SEC by contacting Imara Inc. at 116 Huntington Ave., 6th Floor, Boston, MA 02116. Investors and stockholders are urged to read the proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Imara, Enliven and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about Imara’s directors and executive officers is included in Imara’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC, and the proxy statement for Imara’s 2022 annual meeting of stockholders, filed with the SEC on April 22, 2022. Additional information regarding the persons who may be deemed participants in the solicitation of proxies will be included in the proxy statement/prospectus/information statement relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Enliven Investors & Media:

Argot Partners

Enliven@argotpartners.com

Imara Investors:

Michael Gray

617-835-4061

mgray@imaratx.com

Imara Media:

Wendy Ryan Ten Bridge Communications

marin@tenbridgecommunications.com

781-316-4424